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                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY

                                    SUBLEASE


     This Sublease (the "Sublease"), effective as of May 1, 2006 (the "Effective Date"), is entered into by and among Loudeye Corp., a Delaware corporation ("Loudeye"), and Loudeye Enterprise Communications, Inc., a Delaware corporation ("LEC," and together with Loudeye, "Sublessors"), and Muze, Inc., a Delaware corporation ("Sublessee").

     WHEREAS, Sublessors are parties to a Lease agreement with 1130 Rainier LLC as landlord ("Landlord") dated December 20, 2003, as amended October 5, 2005, and as attached hereto as Exhibit A (the "Lease"), for approximately 41,753 square feet of space located at 1130 Rainier Avenue South, Suite 200, Seattle, Washington 98144 (the "Premises").

     B. Sublessee desires to sublease from Sublessors, and Sublessors desire to sublease to Sublessee, a portion of the Premises identified on Exhibit B hereto on the terms and conditions set forth herein.

     C. Sublessee desires to contract with Sublessor for certain additional services (the "Sublessor Provided Services") on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements contained in this Sublease, Sublessor and Sublessee agree as follows:

1. Description of Subleased Premises. Subject to the terms and conditions herein and beginning on the Effective Date, Sublessors hereby lease to Sublessee, and Sublessee hereby leases from Sublessors a portion of the Premises leased to Sublessor pursuant to the Assignment consisting of approximately 50% of each of the office, server room, storage and common spaces constituting the Premises as shown on the floor plan attached hereto as Exhibit B and made a part hereof (the "Subleased Premises").

2. Term. Unless terminated earlier pursuant to the terms of this Sublease, the term of this Sublease shall be for a period from the Effective Date through December 31, 2006 (the "Sublease Term").

3.   Rent.

     a. Sublessee Rent. Sublessee shall pay to Loudeye gross rent in advance, on the first day of each month of the term hereof, in an amount equal to 50% of base rent payable by Sublessors under the Lease, or $39,143.44 per month (the "Base Rent"). Commencing on the later to occur of the Effective Date or the date on which Sublessee receives written notice that Landlord has consented to this Sublease (the "Initial Payment Date"), Sublessee shall pay to Loudeye the monthly Base Rent amount for the period from the Effective Date to June 30, 2006. To the extent Landlord requires Sublessors to prepay August 2006 rent on July 1, 2006, Sublessee would pay to Loudeye on July 1, 2006 an amount equal to two months Base Rent (July and August 2006.

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     b.   Pro Rata Portion of Security Deposit. Sublessors have deposited with
Landlord a security deposit in the amount of $473,164.34 (the "Security Deposit"), of which $320,106.34 shall be applied by the Landlord to the last four (4) months rent due under the Lease (assuming no default by Sublessors) and the remaining $153,058.00 shall be applied to damages incurred by the Landlord as a result of defaults in Sublessors' and Sublesse's performance under the Lease, or returned if no such defaults occur. On the Initial Payment Date, Sublessee shall pay to Loudeye an amount equal to 50% of the Security Deposit, or $76,529.00. Upon termination of the Lease and subject to Sublessee's compliance with the terms of this Sublease, Loudeye shall pay to Sublessee an amount equal to 50% of the amount of the Security Deposit returned by Landlord to Sublessors, if any (the "Security Deposit Refund"). The Security Deposit Refund, if any, will be paid by Loudeye to Sublessee within five business days of Sublessors' receipt of such refund. Sublessee shall have no claim against Landlord with respect to any portion of the Security Deposit held by Landlord, and Sublessee's sole remedy for return of any deposit made shall be against Sublessor.

     c. Pro Rata Portion of Prepaid Rent. As of the Effective Date, Landlord and Sublessors have agreed that a portion of Sublessors' security deposit shall be applied as prepaid rent for the period from September through December 2006 to Landlord totaling $313,147.52, assuming no default by Sublessors (the "Prepaid Rent"). On the Initial Payment Date, Sublessee shall pay to Loudeye an amount equal to 50% of the Prepaid Rent, or $156,573.76. Sublessee shall have no claim against Landlord to any portion of the Prepaid Rent held by Landlord, and Sublessee's sole remedy for return of any prepaid rent paid by Sublessee shall be against Sublessor.

4.   Additional Operating and Other Expenses.

     a. Landlord Provided Services. During the term of this Sublease, Sublessors shall pass through to Sublessee the services provided to Sublessors by Landlord pursuant to the Lease ("Landlord Provided Services"). Sublessors are obligated under the Lease to pay additional amounts to Landlord ("Extra Payments") for Landlord Provided Services identified in more detail on Exhibit
C. To the extent the Landlord Provided Services are approximately equally attributable to both Sublessors and Sublessee, Sublessee shall pay to Loudeye 50% of such Extra Payments (to the extent such Extra Payments are attributable to events occurring during the Sublease Term). In the event a Landlord Provided Service is substantially attributable (approximately 90% or more) to the business or operations of Sublessee, Sublessee shall reimburse Sublessors 100% of the Extra Payments associated with such services. Such payments shall be due from Sublessee to Loudeye within five (5) days following the date which Sublessors' payment of such Extra Payments are due to the Landlord. In the event that Landlord fails to supply any Landlord Provided Services, then Sublessors will cooperate with Sublessee in obtaining those services.

     b. Sublessor Provided Services. During the term of this Sublease and in consideration for the fees set forth in Exhibit D, Loudeye will perform the services for Sublessee and to give Sublessee the right to use the equipment owned by Landlord and used by Sublessor namely the equipment and resources identified in Exhibit D (collectively, the "Sublessor Provided Services"). In addition, to payment of such fees, Sublessee agrees to reimburse Sublessor for all reasonable out-of-pocket expenses incurred by Sublessor on behalf of Sublessee

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(excluding items specifically included in Sublessor Provided Services), including, without limitation, "Direct Bill" items identified on Exhibit D that are paid by Sublessor, if any.

     c. Termination and Adjustment. Sublessee will provide Sublessors with such assistance and information as may be reasonably requested or necessary for Sublessor to fulfill its obligations hereunder and under the Lease. Sublessors reserve the right to terminate any portion of Sublessor Provided Services following ten day notice and an opportunity to cure in the event of a material breach of this Sublease by Sublesee. In the event Sublessor Provided Services increase or decrease, or the appropriate allocation to Sublessor of Sublessor Provided Services increases or decreases, Sublessor and Sublessee will negotiate in good faith an appropriate adjustment, if any, to the fees set forth in Exhibit D.

     5. Authorizations. Sublessors and Sublessee warrant to the other that all necessary corporate actions have been duly taken to permit Sublessors and Sublessee, as applicable, to enter into this Sublease and that each undersigned officer has been duly authorized and instructed to execute this Sublease.

     6. Use. Sublessee shall use the Subleased Premises for office purposes. In no event shall Sublessee use the Subleased Premises for any use or purpose prohibited by the Lease. Sublessors and Sublessee each agree that, in the use of the portion of the Premises which they are each respectively retaining for their own use, they will not interfere with the use and enjoyment of the Premises by the other party.

     7. Assignment and Subletting. Sublessee shall not assign this Sublease or sublet the Subleased Premises in whole or part, and any attempted assignment or sublease in violation of this covenant shall be null and void. Sublessee shall not permit its interest in this Sublease to be assigned or vested in any third party by operation of law or otherwise.

     8. Tenant Improvements. The Subleased Premises are being leased by Sublessee on an "as-is" basis. No tenant improvements will be provided.

     9. Alterations or Improvements. Sublessee shall not make any alterations, additions or improvements in or to the Subleased Premises without first obtaining the written consent of Sublessors, as well as Landlord as required by the Lease, which consent shall be in the discretion of Sublessors and Landlord. All pre-approved alterations, additions and improvements shall be made shall be at the sole cost and expense of Sublessee and shall become the property of Landlord and be surrendered with the Subleased Premises at the expiration of the term of this Sublease, unless the Landlord has directed, as a condition of the approval of Sublessee's proposed work, that such alterations, additions and improvements be removed and the Subleased Premises be restored to its condition immediately prior to the performance of such alteration, addition or improvement (reasonable wear and tear and damage caused by casualty excepted) upon the conclusion of Sublessee's occupancy; in such event, the Sublessee shall promptly restore the Subleased Premises at Sublessee's sole cost. The foregoing notwithstanding, all non-attached, moveable (1) articles of personal property;
(2) all business, scientific research and trade fixtures; (3) machinery and equipment; (4) cabinetwork; and (5) furniture and movable partitions installed by Sublessee at Sublessee's expense shall remain the property of Sublessee and may be removed by Sublessee upon the termination of this Sublease and vacation of the Subleased Premises.

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Sublessee shall not permit any material men's or mechanic's liens to be filed against the Premises in connection with any alterations or improvements installed in the Subleased Premises by or on behalf of Sublessee. Sublessee shall, within 30 days after notice, discharge any such lien of record, or, if Sublessee elects to contest such lien, bond off the lien and contest by appropriate proceedings.

10. Holding Over. Sublesee shall not be permitted to hold over possession of the Subleased Premises beyond the Sublease Term; provided, that if Sublessors elect not to terminate the Lease as of December 31, 2006, then subject at all times to Section 22 of this Sublease, Sublessors shall provide Sublessee notice of such election and Sublessee shall in such event be permitted to hold possession of the Subleased Premises after the end of the Sublease Term and Sublessee shall become a tenant from month to month upon the terms herein specified. Sublessors or Sublessee may terminate such tenancy by delivering thirty (30) days prior written notice to the other party. Notwithstanding any provision contained in this Sublease, the term of the Sublease shall not extend beyond the term of the Lease; in the event that the Lease is terminated for any lawful reason by Landlord, whether Sublessee is in default or not, this Sublease shall terminate as well.

11. Insurance. Sublessee shall, during the entire Sublease Term and any holdover period, at Sublessee's own cost, keep in force bodily injury and property damage liability insurance for the protection of Sublessee, Sublessors, and Landlord, in accordance with the terms of the Lease. At the commencement of the term of this Sublease, Sublessee shall deliver to Sublessors (and Sublessors shall deliver to Landlord) a certificate of insurance evidencing such insurance and naming Sublessors and Landlord as additional insureds and shall require 30 day notice of cancellation.

12.     Incorporation of Lease.

a. Incorporation by Reference. This Sublease is subject and subordinate to the Lease. A copy of the Lease is attached hereto and made a part hereof as Exhibit
A. Sublessee represents that it has read and is familiar with the terms of the Lease. Except as otherwise set forth in this Sublease, all the terms, covenants and conditions contained in the Lease shall be incorporated into and applicable to this Sublease with the same force and effect as if Sublessor were the "Landlord" under the Lease and Sublessee were the "Tenant" under the Lease. Defined terms in the Lease that are otherwise defined herein with respect to Sublessee, will have the meanings given in this Sublease in those portions of the Lease that are incorporated by reference. Without limiting the generality of the foregoing, by entry under this Sublease, Sublessee accepts the Subleased Premises as being in good and sanitary order, condition and repair as of the Effective Date, and Sublessee agrees to be bound by Section 15 of the Lease with respect to the Subleased Premises. Notwithstanding the foregoing, Sublessors acknowledge that Sublessee has no obligation to Sublessor to restore the Subleased Premises at the end of the Sublease Term to any condition other than the condition of the Subleased Premises on the Effective Date, subject to reasonable wear and tear and damage caused by casualty, and except to pay for the repair of any damage caused by Sublessee's move-out; provided, however, that to the extent required by the Lease, Sublessors may be obligated to Landlord to restore the Subleased Premises upon termination of Sublessors' right of occupancy, if Landlord requires such restoration. Sublessee agrees that the provisions of Paragraph 26 of the Lease, which restricts further assignment or subletting, shall be binding upon Sublessee as if it were the original tenant under the Lease. The

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Landlord, as a third-party beneficiary of this Sublease, is entitled to enforce its terms but Landlord shall not be bound to any obligations other than the obligations described in the Lease.

     b.   Additional Rights, Obligations and Limitations.

          i. Sublessee shall not cause a default under and shall not commit or suffer any act or omission that will violate any of the provisions of the Lease or permit its employees, agents, contractors or invitees to cause a default under the Lease.

          ii. Upon any default of Sublessee in the full and timely payment and performance of its obligations under the Sublease after the applicable notice and cure period, Sublessor may exercise any and all rights and remedies granted to Landlord by the Lease with respect to default by the "Tenant" or "Lessee" under the Lease.

          iii. Promptly upon receipt thereof, Sublessor shall deliver to Sublessee copies of any notices received by Sublessor from Landlord which concern the Subleased Premises.

13. Indemnity. Each of Sublessors and Sublessee shall not do or permit anything to be done which would be a breach or default under the Lease or which would cause the Lease to be terminated or forfeited, and each of Sublessors and Sublessee shall indemnify, defend and hold harmless the other and Landlord from and against any and all claims, demands, losses, damages, and reasonable costs and expenses, including reasonable attorneys' fees, arising out of or relating to (a) the indemnifying party's breach or default under this Sublease or the Lease, or (b) the negligent or willful acts or omissions of the indemnifying party's or its agents, servants, employees, customers or invitees.

14. Waiver of Subrogation Rights. Anything in this Sublease to the contrary notwithstanding, each of Sublessors and Sublessee hereby waives any and all rights of recovery, claim, action or cause of action against the other party, and the other party's agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the personal property of such party by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, regardless of whether actually insured against under the terms of any insurance policy carried by the injured party. Each of Sublessors and Sublessee covenant that no insurer shall hold any right of subrogation against Sublessors or Sublessee.

15. Disclaimer. THE LANDLORD PROVIDED SERVICES AND SUBLESSOR PROVIDED SERVICES ARE PROVIDED AND PERFORMED "AS IS" AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND FROM SUBLESSOR. SUBLESSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF PERFORMANCE, WARRANTIES OF SECURITY AND THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. SUBLESSORS MAKES NO WARRANTY THAT THE SERVICES PROVIDED WILL BE ERROR FREE; NOR DOES SUBLESSOR MAKE ANY WARRANTY

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AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE SERVICES PROVIDED HEREUNDER.

16. Limitation of Liability. IN NO EVENT WILL SUBLESSORS OR SUBLESSEE OR LANDLORD BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA OR LOST PROFITS, ARISING OUT OF OR RELATED TO THIS SUBLEASE, REGARDLESS OF THE FORM OF ACTION, WHETHER UNDER CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY. EACH OF SUBLESSORS' AND SUBLESSEE'S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS SUBLEASE SHALL NOT EXCEED THE AMOUNTS PAID TO SUBLESSORS HEREUNDER BY SUBLESSEE.

17. Brokers' Fee. Sublessors and Sublessee each represent and warrant to the other that they neither consulted nor negotiated with any broker or finder with regard to this Sublease. Sublessor and Sublessee shall each indemnify and hold the other harmless from and against any clam or claims for brokerage or other commission arising from such party's having employed a broker or finder contrary to its representation in this Section.

18. Entire Agreement; Amendment. All prior understandings and agreements between the parties respecting the Subleased Premises are merged in this Sublease, which alone fully and completely sets forth the understanding of the parties. This Sublease may not be changed or amended orally or in any manner other than by written agreement signed by the parties.

19. Notices. All notices, claims and other communications required or permitted hereunder will be in writing. Any notice, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

        If to Sublessors:

               Loudeye Corp.
               1130 Rainier Avenue South
               Seattle, Washington 98144
               Attention:  Eric S. Carnell, General Counsel
               Facsimile No.:  (206) 832-4009

        If to Sublessee:

               Muze Inc.
               304 Hudson Street, 8th Floor
               New York, New York 10013
               Attention:  Thomas Goldsworthy
               Facsimile No.:   (212) 741-1246

Either party may send any notice, claim or other communication hereunder to the intended recipient at the address set forth above via personal delivery, expedited courier, messenger

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service, facsimile or ordinary mail, but no such notice, claim or other communication shall be deemed to have been duly given unless it actually is received (or receipt is refused) by the intended recipient. Either party may change its address for notices by giving the other notice in the manner herein set forth.

20. Successors and Assigns. Subject to the provisions of Section 7 of this Sublease, the covenants and agreements contained in this Sublease, shall bind and inure to the benefit of Sublessors, Sublessee and their respective successors and assigns.

21. Attorneys' Fees. In any proceeding brought to enforce this Sublease or to determine the rights of the parties under this Sublease, the prevailing party shall be entitled to collect, in addition to any judgment awarded by a court, a reasonable sum as attorneys' fees, and all costs and expenses incurred in connection with such a lawsuit, including attorneys' fees, expenses of litigation, and costs of appeal. For purposes of this Sublease, the prevailing party shall be that party in whose favor final judgment is rendered. The term "proceeding" shall mean and include arbitration, administrative, bankruptcy, and judicial proceedings including appeals.

22. Termination of Lease. Subject to the provisions of Section 13 above, Sublessee acknowledges and agrees that, notwithstanding anything to the contrary in this Sublease, in the event the Lease is terminated for any reason, then, simultaneous with such termination, this Sublease shall also be terminated and shall be of no further force or effect. Sublessors agree not to voluntarily surrender of the Lease and/or the Premises to Landlord without Sublessee's consent. In the event of such a voluntary surrender of the Lease and/or the Premises by Sublessors without Sublessee's consent, Sublessors and Sublessee agree that Sublessors (but not Landlord) shall be liable to Sublessee for damages.

23. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Washington.

24. Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in King County, Washington, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                            [Signature page follows]


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    IN WITNESS WHEREOF, the parties have caused this Sublease to be executed by their duly authorized representatives as of the Effective Date.

                                       SUBLESSORS:


                                       LOUDEYE CORP.



                                       By:    /s/ Chris J. Pollak
                                              -------------------
                                       Name:  Chris J. Pollak
                                       Title: Chief Financial Officer



                                       LOUDEYE ENTERPRISE COMMUNICATIONS, INC.



                                       By:    /s/ Chris J. Pollak
                                              -------------------
                                       Name:  Chris J. Pollak
                                       Title: Chief Financial Officer

                                       SUBLESSEE:

                                       MUZE INC.


                                       By:    /s/ Thomas Goldsworthy
                                              -----------------------
                                       Name:  Thomas Goldsworthy
                                       Title: Chief Financial Officer


THE LANDLORD HEREBY APPROVES THE SUBLESSORS' SUBLEASE OF THE PREMISES:


                                       1130 Rainier LLC


                                       By: /s/ Paul E. Krug
                                           --------------------------------
                                       Name: Paul E. Krug
                                       Title: Managing Partner (President)



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